NEWS RELEASE

7007 Pinemont Drive

Houston, TX 77040 USA

Contact: Gary D. Owens

Chairman, President and CEO

TEL: 713.986.4444

FAX: 713.986.4445

FOR IMMEDIATE RELEASE

GEOSPACE TECHNOLOGIES ANNOUNCES ORDER FOR DELIVERY OF A MARINE NODAL SYSTEM TO SEAFLOOR GEOPHYSICAL SOLUTIONS

Houston, Texas - October 28, 2013 - Geospace Technologies Corporation (NASDAQ: GEOS) today announced that it received an order from a subsidiary of Seafloor Geophysical Solutions Holdings Ltd ("SGS") for a marine data acquisition system comprised of 2,304 stations of the company's OBX deep water seafloor nodes and related equipment. SGS is a newly organized marine geophysical contractor with management located in Norway. The order value is $29.4 million and delivery of the OBX system is currently scheduled to occur late in the fiscal year 2014 second quarter ending March 31, 2014.

"SGS is pleased to place this order with Geospace Technologies. The long life nodes are ideal for our data acquisition objectives and will be used on our first crew starting operations in the second calendar quarter of 2014. Combined with SGS' proprietary node handling system, the versatility and flexibility of the system will enable us to operate competitively in all water depths down to 3000 meters," said Michael Scott, SGS' Chief Executive Officer.

"We are pleased that SGS has selected our nodal technology for their seafloor data acquisition needs. Our OBX marine nodal technology has been successfully deployed on various marine ocean bottom seismic surveys across the globe. We are committed to supporting SGS' marine data acquisition efforts as they enter in this important sector of the geophysical industry," said Gary D. Owens, Geospace's President and CEO.

Seafloor Geophysical Solutions is a marine geophysical company focusing on seafloor data acquisition, initially OBS (Ocean Bottom Seismic). SGS' prime business will address enhanced oil recovery (EOR) and challenging exploration targets, including those in deep water. Additional information about SGS is available at www.seafloorgeosolutions.com.

Geospace Technologies Corporation designs and manufactures instruments and equipment used by the oil and gas industry to acquire seismic data in order to locate, characterize and monitor hydrocarbon producing reservoirs. The company also designs and manufactures non-seismic products, including industrial products, offshore cables, thermal printing equipment and film.

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included herein including statements regarding potential future products and markets, our potential future revenues, future financial position, business strategy, future expectations and estimates and other plans and objectives for future operations, are forward-looking statements. We believe our forward-looking statements are reasonable. However, they are based on certain assumptions about our industry and our business that may in the future prove to be inaccurate. Important factors that could cause actual results to differ materially from our expectations include the level of seismic exploration worldwide, which is influenced primarily by prevailing prices for oil and gas, the extent to which our new products are accepted in the market, the availability of competitive products that may be more technologically advanced or otherwise preferable to our products, tensions in the Middle East and other factors disclosed under the heading "Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are on file with the Securities and Exchange Commission. Further, all written and verbal forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors. We assume no obligation to revise or update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future developments or otherwise.